UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2016

ACELITY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with a proposed financing transaction described under Item 8.01, Acelity L.P. Inc. (“Acelity”), together with certain of its subsidiaries, has obtained commitments from certain of the lenders under its existing senior secured credit facilities to enter into an amendment (the “Credit Agreement Extension Amendment”) to the credit agreement governing its existing senior secured credit facilities to, among other things, extend the maturity date of each such consenting lender’s commitments under the revolving credit facility (the “Revolving Credit Facility”) to November 4, 2017. Promptly after the effectiveness of the Credit Agreement Extension Amendment, Acelity expects to permanently reduce (the “Permanent Reduction”) a portion of the commitments under the Revolving Credit Facility of commitments of lenders that did not consent to extend the maturity date of their commitments under its revolving credit facility via the Credit Agreement Extension Amendment. In connection with the Credit Agreement Extension Amendment and the Permanent Reduction, Acelity has obtained commitments from certain lenders to provide incremental commitments under the Revolving Credit Facility (the “Incremental Revolving Commitments”) in a principal amount equal to the principal amount of the commitments subject to the Permanent Reduction, which such Incremental Revolving Commitments will have also a maturity date of November 4, 2017. After giving effect to the Credit Agreement Extension Amendment and the Incremental Revolving Commitments, Acelity expects to have aggregate revolving loan commitments under its existing senior secured credit facilities of  approximately $171.3 million maturing on November 4, 2017 with an additional approximately $28.7 million in revolving loan commitments continuing to mature on November 4, 2016. The effectiveness of the Credit Agreement Extension Amendment, the Permanent Reduction and the establishment of the Incremental Revolving Commitments are conditioned on, among other things, the closing of the proposed financing transaction described below. However, the proposed financing transaction is not conditioned on the effectiveness of any of the Credit Agreement Extension Amendment, the Permanent Reduction or the Incremental Revolving Commitments.

The information furnished under Item 7.01 of this Form 8-K shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the registrant’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the registrant expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01. Other Events.

On February 1, 2016, Acelity L.P. Inc. issued a press release to announce that certain of its subsidiaries intends, subject to market and other conditions, to offer $400 million in aggregate principal amount of first lien senior secured notes due 2021 in a private offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Forward-Looking Statements
Certain statements included in this Form 8-K (including the exhibits hereto) may be considered “forward-looking statements”, which are based on information available to Acelity on the date of this release. Words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative versions of these words and or similar terms and phrases are used to identify these forward looking statements. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties. Acelity cannot assure you that future developments affecting Acelity will be those that have been anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market regulatory and other factors, many of which are beyond Acelity’s control, as well as other risks described from time to time under “Risk Factors” in Acelity’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Any forward-looking statement speaks only as of the date of this Form 8-K. Factors or events that could cause Acelity’s actual results to differ may emerge from time to time, and it is not possible to predict all of them. Acelity may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. Acelity’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions Acelity may make. Acelity undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press release, dated February 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC. (REGISTRANT)

Date: February 1, 2016	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 1, 2016